                                                                   Exhibit 10.34
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                             EMPLOYMENT AGREEMENT
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     This AGREEMENT (the "Agreement") is made as of September 15, 1999 (the "Effective Date"), by and between Voyager Information Networks, Inc., a Michigan corporation (the "Employer"), and Anthony Paalz (the "Executive").

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1.   Employment.  The Employer agrees to employ the Executive and the
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Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

     2.   Capacity.   Executive shall serve the Employer as the Vice President
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of Marketing of the Employer and shall have day-to-day responsibility for the sales, marketing and customer service aspects of the Employer's business, reporting directly to the Chief Operating Officer, as well as such other responsibilities as may be specified from time to time by the Chief Operating Officer of the Company which are materially consistent with the Executive's position and general area of skills. The Executive shall also serve the Employer in such other or additional offices as the Executive may be requested to serve from time to time by the Chief Operating Officer of the Employer.

     3.   Term.  Subject to the provisions of Section 5, the term of employment
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pursuant to this Agreement (the "Term") shall be for three (3) years commencing on the date hereof (the "Effective Date") and shall be renewed automatically for periods of one (1) year commencing on the third anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Executive or the Employer gives written notice to the other not less than ninety (90) days prior to the date of any such anniversary of such party's election not to extend the Term.

     4.   Compensation and Benefits.  The regular compensation and benefits
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payable to the Executive under this Agreement shall be as follows:

          (a) Salary.  For all services rendered by the Executive under this
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Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of One Hundred Seventy Five Thousand Dollars ($175,000), subject to increase from time to time in the discretion of the Employer. The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior Executives, but not less frequently than monthly.

          (b) Bonus.  The Executive shall be eligible for an annual bonus (the
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"Bonus") of up to thirty five percent (35%) of the Salary then in effect as determined by the Employer.

In determining the amount of Bonus, if any, the Employer shall consider its assessment of the Employer's results of operations and the Executive's individual performance during the relevant period. The Executive shall not be eligible for other bonus payments under the Employer's bonus pool.

          (c) Regular Benefits.  The Executive shall also be entitled to
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participate in any employee benefit plans, stock option plans, medical, dental and vision insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior Executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors of the Employer (the "Board of Directors") or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (d) Taxation of Payments and Benefits.  The Employer shall undertake
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to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          (e) Exclusivity of Salary and Other Benefits.  The Executive shall not
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be entitled to any payments or benefits other than those provided under this Agreement.

     5.   Termination and Termination Benefits.  Notwithstanding the provisions
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of Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 5.

          (a) Termination by the Employer for Cause.  The Executive's employment
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under this Agreement may be terminated for cause without further liability on the part of the Employer effective immediately upon written notice to the Executive by the Employer. Only the following shall constitute "cause" for such termination:

              (i) the conviction of the Executive for a felony or the conviction of the Executive for any misdemeanor involving moral turpitude, deceit, dishonesty or fraud which in the reasonable judgment of the Employer is likely to have a material adverse effect on the Employer;

              (ii) failure to perform (other than by reason of disability or illness) to the reasonable satisfaction of the Employer a substantial portion of the Executive's duties and responsibilities assigned or delegated under this Agreement, which failure continues, in the reasonable judgment of the Employer, for thirty (30) days after written notice from the Board of Directors stating such failure by the Executive;

              (iii) gross negligence, willful misconduct or insubordination (which insubordination continues for any period of time after the Executive is notified by the Company of such conduct) of the Executive with respect to the Employer or any affiliate of the Employer and the Executives duties with respect thereto;

              (iv) material breach by the Executive of any of the Executive's obligations under this Agreement, which breach is not cured within thirty (30) days of written notice of such breach from the Employer; or

              (v) a breach by the Executive of any provision of the Confidentiality Agreement (as defined below).

          (b) Termination by the Executive.  The Executive's employment under
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this Agreement may be terminated by the Executive by written notice to the Chief Executive Officer at least sixty (60) days prior to such termination.

          (c) Termination by the Employer Without Cause.  Subject to the payment
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of Termination Benefits pursuant to Section 5(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive from the Employer. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent the Employer from suspending the Executive with continuation of the Executive's Salary at the rate then in effect for the purpose of conducting an investigation as to whether the Executive engaged in conduct which would constitute Cause, provided, however, that the period of any suspension in order to conduct such investigation shall not exceed thirty (30) days.

          (d) Certain Termination Benefits.  Unless otherwise specifically
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provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer pursuant to Sections 5(c) above and upon delivery by the Executive to the Employer of a separation agreement, including, without limitation, a general and irrevocable release of claims in favor of the Employer, in a form acceptable to the Employer, the Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

              (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a); and

              (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as
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"COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination.

The Termination Benefits set forth in (i) and (ii) above shall continue effective until the first anniversary of the date on which the Employer begins providing Termination Benefits to the Executive; provided, however, that in the
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event the Executive breaches the terms of the Confidentiality Agreement (as defined below), then all of such Termination Benefits shall immediately cease. Notwithstanding the foregoing, nothing in this Section 5(d) shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost to the extent that the Employee may continue to be entitled to COBRA continuation after the Employee's right to cost sharing under Section 5(d)(ii) ceases.

          (e) Death; Disability.  Upon the death of the Employee or the
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permanent disability (as defined below) of the Employee continuing for a period of one hundred twenty (120) out of one hundred fifty (150) consecutive days, all obligations of the Employer under this Agreement shall immediately terminate other than any obligation of the Employer with respect to earned but unpaid Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Employer, as determined reasonably and in good faith by the Employer.
The Employer shall use reasonable commercial efforts to obtain and maintain in effect disability insurance with respect to the Employee providing for disability payments equivalent to Salary payments that would have been made from termination due to disability through the date on which Salary obligations otherwise would have terminated provided such insurance is obtainable on commercially reasonable terms. Nothing in this Section 5(e) shall be construed to waive the Employee's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. (S) 2601 et seq.
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and the Americans with Disabilities Act, 42 U.S.C. (S) 12101 et seq.
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     6.   Confidential Information and Cooperation.
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          (a) Confidential Information.  As of the Effective Date, the Executive
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shall execute and agrees to be bound by the Employer's Agreement Regarding Inventions, Confidentiality and Non-Competition attached hereto as Exhibit A ("Confidentiality Agreement").

          (b) Litigation and Regulatory Cooperation.  During and after the
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Executive's employment, regardless of reason for termination, the Executive shall cooperate fully with the

Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 6(b).

     7.   Dispute Resolution.  Except as provided below, any dispute arising out
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of or relating to this Agreement, the breach, termination or validity hereof, or the Executive's employment or termination of employment with the Employer shall be finally settled by final and binding arbitration conducted expeditiously in accordance with the National Rules for the Resolution of Employment Disputes ("National Rules") of the American Arbitration Association ("AAA"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
(S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Detroit, Michigan.

     Such proceedings shall be administered by the neutral advisor in accordance with the National Rules as he/she deems appropriate.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 7 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder or pursuant to the Confidentiality Agreement.

     Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction in the State of Michigan for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Employment Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

     8.   Integration.  This Agreement and, to the extent related hereto, the
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Executive's Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

     9.   Assignment; Successors and Assigns, etc.  Neither the Employer nor the
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Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement
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without the consent of the Executive (a) in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets or stock to any other corporation, partnership, organization or other entity or (b) in connection with the granting of a security interest in this Agreement to its senior lenders. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     10.  Enforceability.  If any portion or provision of this Agreement
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(including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.  Waiver.  No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     12.  Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

     13.  Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Executive and by a duly authorized representative of the Employer.

     14.  Governing Law.  This is a Michigan contract and shall be construed
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under and be governed in all respects by the laws of the State of Michigan, without giving effect to the conflict of laws principles there.

     15.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

                                 [End of Text]

      IN WITNESS WHEREOF, this Employment Agreement has been executed by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.


                         EMPLOYER:

                         VOYAGER INFORMATION NETWORKS, INC.



                         By: /s/ Christopher Torto
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                            Name:  Christopher Torto
                            Title: Chief Executive Officer


                         EXECUTIVE:

                         /s/ Anthony Paalz
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                         Anthony Paalz